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                                                                    Exhibit 99.1

                               DEPRENYL USA, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

     DEPRENYL USA, INC., a New Jersey corporation (the "Company") hereby grants to * ("You") an option (the "Option") to purchase a total of * shares of common stock of the Company (the "Shares") at a price determined in accordance with the Company's Incentive Stock Option Plan as adopted on September 26, 1991 (the "Plan") which is incorporated herein by reference. Unless otherwise defined herein, the terms shall have the same meanings as in the Plan.

     1. Nature of the Option. This Option is intended to qualify as an incentive stock option as such term is defined in Section 422 of the Internal Revenue Code (the "Code").

     2. Exercise Price. The exercise price for each Share (the "Option Price") is *, which is not less than the fair market value per Share on the date of grant (i.e.,*).

     3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 4 of the Plan as follows:

          a. Right to Exercise. You may purchase twenty-five percent (25%) of the Shares with respect to which the Option has been granted on and after the first anniversary of the date of the grant, and an additional twenty-five percent (25%) of the Shares with respect to which the Option has been granted on and after each of the three (3) succeeding anniversaries of said date. Installments or portions thereof not exercised in earlier periods shall be accumulated and be available for exercise in later periods. In exercising the Option, you may exercise less than the full installment available, but each exercise must be in full Shares. You are limited to ten (10) exercises during the term of the Option. The Option may
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     be exercised by paying in accordance with the terms as provided for in
     Section 4 hereof. Upon payment of the Option Price, the Shares so purchased shall be delivered to you; provided, however, until the Option is paid, you shall not be considered a holder of any Shares purchased pursuant hereto. The exercise of the Option shall be subject to the following additional conditions:

               i. No Option may be exercised within one (1) year after the date on which the Option is granted; ii. Any Option received, other than by employees described in Section 3.2 of the Plan, must be exercised within ten (10) years after the date on which the Option is granted.

               iii. Each Option may be exercised in part or in full, but must be exercised in the order in which each Option is granted. As long as a previously issued Option has not been completely exercised, or has not lapsed, no subsequently issued Option may be exercised.

               iv. No Option may be exercised during a calendar year which would result in the purchase of Shares of the Company having an aggregate fair market value (determined at the time of the grant of the Option) in excess of One Hundred Thousand Dollars ($100,000.00), except and to the extent that such Options were first exercisable in preceding calendar years.

          b. Method of Exercise. This Option shall be exercisable by written notice, a form of which is attached hereto as Schedule A, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company with respect to

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     such Shares. No Shares will be issued upon the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be issued. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to you on the date on which the Option is exercised with respect to such Shares.


     4. Method of Payment. Payment for Shares purchased upon any exercise of an Option granted hereby shall be made in full in cash or its equivalent concurrently with such exercise, except that, if the Company is not then prohibited from purchasing or acquiring Shares, such payment may be made in whole or in part with shares of the same class of stock as that which are then subject to the Option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock determined in accordance with the procedure specified in
Section 4.1 of the Plan on the day preceding the date of exercise.

     5. Restriction on Exercise. This Option may not be exercised if the issuance of such Shares, upon such exercise or the method of payment of consideration for such Shares, would constitute a violation of any applicable federal or state securities or other law or regulation.

     6.   Factors Relating to Employment.

          a. Termination of Employment. If, prior to the termination of the Plan, you cease to be employed by the Company, other than by reason of death or disability, each Option shall be exercisable only for a period of three (3) months from the date of the cessation of employment or the Option expiration date, whichever is earlier. Thereafter, all unexercised Options and the rights thereunder shall terminate.

          b. Disability of Employee. If, prior to the termination of the Plan, you cease to be employed by the Company by reason of a disability, as defined in Section 22(e)(3) of the

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     Code, you shall be entitled to exercise each Option within one (1) year from the cessation of employment or on the Option expiration date, whichever is earlier. Thereafter, all unexercised Options and the rights thereunder shall terminate. Notwithstanding the provisions of this paragraph, however, if you shall be discharged for cause (which shall be defined as participation in conduct during employment consisting of fraud, felony, willful misconduct or commission of any act which causes or may reasonably be expected to cause substantial damage to the Company), each Option to the extent not previously exercised shall terminate at once.

          c. Death of Employee. If, prior to the termination date of the Plan, you die while holding an Option, the Option may be exercised, to the same extent that you could have exercised the Option at the time of death, by your estate or by a person who acquired the right to exercise the Option by a written designation, a form of which is attached hereto as Schedule B, made by you, or by bequest, inheritance or under the laws of descent and distribution of the applicable jurisdiction. The Option shall be exercised within the earlier of one (1) year after your death or upon the Option expiration date.


     7. Transferability of the Option. The Option granted hereby shall be nontransferable by you other than by will or the laws of descent and distribution and is exercisable during your lifetime only by you or by your guardian or legal representative. Nothing shall preclude you from designating the person who after your death may exercise the Option pursuant to the Plan. If you attempt to alienate, assign, hypothecate, pledge or otherwise dispose of any Option, except as herein provided, or in the event of attachment, execution or similar process upon the rights or interest herein conferred, the Option shall become immediately null and void and without legal effect.

     8.   Term of the Option. This Option may not be exercised more than ten
(10) years from

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the date of the grant of this Option and may be exercised during such term only in accordance with the terms of the Plan and the terms of this Option.

     9. Restricted Stock. Shares of the Company's Common Stock issued upon the exercise of this Option may, upon the issuance, be subject to the following restrictions:

          a. Such Shares (hereinafter referred to as "Restricted Stock") may not be sold or otherwise transferred or hypothecated, unless in accordance with the terms hereof and the terms of the Plan;

          b. If the employment of the holder of the Restricted Stock with the Company or a subsidiary is terminated for any reason other than by death, normal or early retirement in accordance with the Company's established retirement policies or practices, or total disability, the Company (or any subsidiary designated by the Company) shall have the option for sixty (60) days after such termination of employment to purchase for cash all or any part of the Restricted Stock granted to you at the fair market value of the Restricted Stock on the date of such termination of employment as set forth in Section 6 hereof.

The restrictions imposed under Section 8.1 of the Plan shall apply as well to all Shares or other securities issued in respect of the Restricted Stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization. Any and all Shares received upon the exercise of this Option shall bear the following legend:

                 The securities represented by this certificate have not been registered under the Securities Act of 1933 of the United States of America, as amended (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the Act or an

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                 exemption from registration thereunder.


Date of Grant:                    DEPRENYL USA, INC.


*

                                  By:
                                     -------------------------------------------
                                     Dr. D. Geoffrey Shulman,
                                     President and CEO

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION, OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S INCENTIVE STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE, IN ANY WAY, WITH HIS/HER RIGHT, OR THE COMPANY'S RIGHT, TO TERMINATE HIS/HER EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.


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     OPTIONEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND CERTAIN INFORMATION
RELATED THERETO AND REPRESENTS THAT HE/SHE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF AND HEREBY ACCEPTS THIS OPTION SUBJECT TO ALL OF THE TERMS
AND PROVISIONS THEREOF. OPTIONEE HAS REVIEWED THE PLAN AND THIS OPTION, IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION, AND FULLY UNDERSTANDS ALL PROVISIONS OF THE OPTION. OPTIONEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL, ALL DECISIONS AND INTERPRETATIONS OF THE BOARD, UPON ANY QUESTIONS ARISING UNDER THE PLAN.
OPTIONEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN RESIDENCE ADDRESS.

                                           OPTIONEE

                                           -------------------------------------
                                           *

Residence Address:                         *

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                                   SCHEDULE A

                                SUBSCRIPTION FORM

To:  The Secretary of Deprenyl USA, Inc.

     Pursuant to the terms and subject to the conditions set forth in the
Incentive Stock Option Agreement (the "Agreement") dated              , between
Deprenyl USA, Inc. and the undersigned, I hereby elect to purchase        shares
of Common Stock of Deprenyl USA, Inc. I understand that such purchase is subject to all the terms and conditions of the Agreement. I request that the certificates for such shares of Common Stock shall be issued in the name of:

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                     (please print or type name and address)

and be delivered to:

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                     (please print or type name and address)

     In full payment of the purchase price with respect to the Optioned Shares exercised, the undersigned hereby tenders payment of $___________ by certified check or official bank cashier's check or money order payable in Canadian currency to the order of Deprenyl USA, Inc.

Dated:                               X
                                      ------------------------------------------
                                         (Signature)

                                         ---------------------------------------
                                         Name (Please Print)

                                         ---------------------------------------
                                         (Address)

                                         ---------------------------------------
                                         Taxpayer Identification Number
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                                   SCHEDULE B

                         DESIGNATION OF BENEFICIARY FORM

1.   Name of Plan ("Plan"):
                              --------------------------------------------------

2.   Name of Participant ("Participant"):
                                          --------------------------------------

3.   Name of Participant's Spouse ("Spouse"):
                                              ----------------------------------

4. Any designation previously made by the Participant of the beneficiary who may exercise options granted to the Participant under the Plan by reason of the death of such Participant is canceled by the designation of any other beneficiary in this form.

5.   BENEFICIARY DESIGNATION.
     The Beneficiary who may exercise options granted to the Participant under the terms of the Plan by reason of the death of the Participant shall be:

(a)  Primary:

     Name                                     Relationship
          --------------------                             ---------------------

     Address
                  --------------------------------------------------------------

(b)  Secondary:
                  --------------------------------------------------------------

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6.   This Designation of Beneficiary Form may be revoked or changed at any time by a written form acceptable to the Company which is signed by the Participant and delivered to the Company's Secretary at Lane and Mantell, 991 Route 22 West, Post Office Box 8539, Bridgewater, New Jersey 08876.

In witness whereof, the Participant has signed this application on the date hereafter indicated.


Dated:
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